                                                     ROSE HILLS COMPANY
                                             RATIO OF EARNINGS TO FIXED CHARGES
                                                    (Dollars in Millions)

                                                             12 Months
                                                             Satellite                                       9 Months
                                       Montuary   Cemetery   Properties                                      Satellite
                                       12/31/95   12/31/95   12/31/95    Pro forma     Montuary    Cemetery  Properties  Pro Forma
                                        Actual     Actual     Actual     12/31/95       9/30/96     9/30/96    9/30/96     9/30/96
                                       --------   --------    --------   --------      --------    --------  ----------  ---------

Ratio of Earnings to Fixed Charges

Earnings:
  Income (loss) before income taxes     $2.3       $2.3         $0.4       ($9.1)         $2.8       $2.8       $0.2       ($5.6)
  Add: Fixed charges, net                2.4        0.2          1.1        16.4           1.3        0.1        1.0        12.3
                                       --------   --------    --------   --------      --------    --------  ----------  ---------
       Income (loss) before income
        taxes and fixed charges,
        net                              4.7        2.5          1.5         7.3           4.1        2.9        1.2         6.7
                                       --------   --------    --------   --------      --------    --------  ----------  ---------
Fixed Charges:
  Total interest expense (1)             2.4        0.2          0.9        16.4           1.3        0.1        0.9        12.3
  Discount/Premium to any
    indebtedness                         0.0        0.0          0.0         0.0           0.0        0.0        0.0         0.0
  Interest factor in rents               0.0        0.0          0.0         0.0           0.0        0.0        0.1         0.0
                                       --------   --------    --------   --------      --------    --------  ----------  ---------
       Total fixed charges               2.4        0.2          1.1        16.4           1.3        0.1        1.0        12.3
                                       --------   --------    --------   --------      --------    --------  ----------  ---------
Ratio of Earnings to Fixed Charges       1.96      12.50         1.36        0.45          3.15      29.00       1.20        0.54
  (Ratio must be greater than one
   to one)
Coverage Deficiency (Excess)           ($2.3)     ($2.3)       ($0.4)       $9.1         ($2.8)     ($2.8)     ($0.2)       $5.6

                                                 ROSES, INC. AND SUBSIDIARIES
                                              RATIO OF EARNINGS TO FIXED CHARGES
                                                     (Dollars in Millions)

                                            12/31/91     12/31/92     12/31/93      12/31/94      12/31/95      9/30/95      9/30/96
                                            --------     --------     --------      --------      --------      -------      -------

Ratio of Earnings to Fixed Charges

Earnings:
    Income (loss) before income taxes         ($0.2)       ($0.1)        $0.8          $2.2          $2.3         $2.1         $2.8
    Add: Fixed charges, net                     2.9          2.7          2.1           2.1           2.4          2.0          1.3
                                            --------     --------     --------      --------      --------      -------      -------
      Income (loss) before income taxes
        and fixed charges, net                  2.7          2.6          2.9           4.3           4.7          4.1          4.1
                                            --------     --------     --------      --------      --------      -------      -------
Fixed Charges:
    Total interest expense (1)                  2.9          2.7          2.1           2.1           2.4          2.0          1.3
    Discount/Premium to any indebtedness        0.0          0.0          0.0           0.0           0.0          0.0          0.0
    Interest factor in rents                    0.0          0.0          0.0           0.0           0.0          0.0          0.0
                                            --------     --------     --------      --------      --------      -------      -------
      Total fixed charges                       2.9          2.7          2.1           2.1           2.4          2.0          1.3
                                            --------     --------     --------      --------      --------      -------      -------
Ratio of Earnings to Fixed Charges              0.93         0.96         1.38          2.05          1.96         2.05         3.15
    (Ratio must be greater than one to one)

Coverage Deficiency (Excess)                   $0.2         $0.1        ($0.8)        ($2.2)        ($2.3)       ($2.1)       ($2.8)

                                        ROSE HILLS MEMORIAL PARK ASSOCIATION AND
                                             WORKMAN MILL INVESTMENT COMPANY
                                           RATIO OF EARNINGS TO FIXED CHARGES
                                                  (Dollars in Millions)

                                           12/31/91     12/31/92     12/31/93      12/31/94      12/31/95      9/30/95      9/30/96
                                           --------     --------     --------      --------      --------      -------      -------

Ratio of Earnings to Fixed Charges

Earnings:
    Income (loss) before income taxes          $3.9        $1.6         $0.2          $0.7          $2.3         $1.8         $2.8
    Add: Fixed charges, net                     1.1         0.5          0.0           0.2           0.2          0.1          0.1
                                           --------     --------     --------      --------      --------      -------      -------
      Income (loss) before income taxes
        and fixed charges, net                  5.0         2.1          0.2           0.9           2.5          1.9          2.9
                                           --------     --------     --------      --------      --------      -------      -------
Fixed Charges:
    Total interest expense                      1.1         0.5          0.0           0.2           0.2          0.1          0.1
    Discount/Premium to any indebtedness        0.0         0.0          0.0           0.0           0.0          0.0          0.0
    Interest factor in rents                    0.0         0.0          0.0           0.0           0.0          0.0          0.0
                                           --------     --------     --------      --------      --------      -------      -------
      Total fixed charges                       1.1         0.5          0.0           0.2           0.2          0.1          0.1
                                           --------     --------     --------      --------      --------      -------      -------
Ratio of Earnings to Fixed Charges              4.55        4.20          --           4.50         12.50        19.00        29.00
    (Ratio must be greater than one to one)

Coverage Deficiency (Excess)                  ($3.9)      ($1.6)       ($0.2)        ($0.7)        ($2.3)       ($1.8)       ($2.8)